THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED AS OF THE DATE OF THIS NOTE, BETWEEN THE ISSUER (THE "BORROWER") AND THE INITIAL HOLDER OF THIS NOTE, AND THE BORROWER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS NOTE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE BORROWER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                        CONVERTIBLE PROMISSORY NOTE


$75,000.00                                                November 14, 2000


     FOR VALUE RECEIVED, Worldnet Resource Group, Inc., an Utah Corporation (the "Borrower"), hereby promises to pay to Longs Peak Investment LLC, a Colorado limited liability company ("Lender") or holder, at the offices of Lender or such other place designated by holder the principal sum of SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00) or such lesser amount as shall equal the unpaid principal amount of this Note, in lawful money of the United States of America and in immediately available funds, on the first anniversary of the issuance of this note, and to pay interest on the first anniversary of the issuance of this Note on the unpaid principal amount of this Note, at such office, in like money and funds, at a rate of 8% per annum.

     Whenever any payment is stated to be due on a day which is not a business day such payment shall be made on the next succeeding business day. For purpose of this Note, "business day" shall mean any day other than a Saturday or Sunday in which banks in Colorado are open. Borrower may, at any time and from time to time, prepay some or all of the principal and interest under this Note, without penalty or premium, provided, however, that the Borrower has first notified the holder of this Note in writing at least 10 business days prior to any such prepayment.

     The holder of the Note shall have the right, at such holder's option, to convert all of this Note, or all of the principal of this Note, at any time after the issuance of this Note, without copy and otherwise on the terms of this Note, into the number of fully paid and non-assessable shares of the Borrower's common stock, par value $0.001 per share (the "Common Stock"), that results from dividing the amount of principal (or, if conversion of accrued but unpaid interest is elected by the holder of the Note, the amount of principal plus accrued but unpaid interest on the Note) but the Conversion Price. The Conversion Price shall be subject to adjustment as provided in this Note and shall initially be $0.12.

     The holder of the Note may exercise its conversion right by surrendering this Note and the Borrower together with a written notice to the Borrower which shall state (i) that such holder expects to convert all of the principal amount of the Note, or all of the principal and accrued but unpaid interest on the Note, and (ii) the name or names in which sum holder wishes the certificate or certificates for shares of Common Stock to be issued. Following receipt of such notice the Borrower shall promptly issue and deliver in accordance with such notice a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.


     The conversion of this Note at the holder's election shall be deemed to have been made immediately prior to the close of business on the date that this Note is surrendered to the Borrower, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     If the Borrower effects a subdivision or combination of the outstanding Common Stock then the Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

     If the Borrower pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then the Conversion Price shall be decreased by multiplying it by a fraction:

     (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and

     (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus, if the Borrower paid cash instead of fractional shares otherwise issuable in such dividend or distribution the number of additional shares which would have been outstanding had the Borrower issued fractional shares instead of cash).

in each cash effective automatically as of the date the Borrower shall take a record of the holder of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

     If at any time, as a result of: (i) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Conversion price pursuant to the preceding paragraphs of this Note), or (ii) a merger or consolidation of the Borrower with another corporation (whether or not the Borrower is the surviving corporation), the Common Stock issuable upon the conversion of this Note shall be changed into or exchanged for the same of a different number of shares of any class or classes of stock of the Borrower or

                                    -2-
any other corporation, or other securities convertible into such shares, then as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the conversion rights of this Note, so that:

     (a) the holder of this Note shall thereafter be entitle to receive, upon conversion of this Note, the kind and amount of shares of stock, other securities, money and property which such holder would have received at the time of such capital reorganization, reclassification, merger or consolidation, if this Note had been converted immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

     (b) the conversion rights of this Note shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Note.

The provisions of this paragraph shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

     The Borrower may, but shall not be obligated to, issue fractional shares upon conversion of this Note. In lieu of any fractional shares, upon conversion of this Note, the Borrower shall pay to the holder of this Note an equal to any unconverted principal and/or interest of the Note.

     If at any time the Borrower takes any action affecting the Common Stock, other than an action described in any of the earlier paragraphs of this Note, which, in the good faith opinion of the Borrower's Board of Directors, would have an adverse effect upon the conversion rights set forth in this Note, the Conversion Price or the kind of securities or property issuable upon the conversion of this Note, or any of the above, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

     Whenever the Conversion Price or the kind of securities or property issuable upon the conversion of this Note, or both, shall be adjusted, the Borrower shall mail (by first class mail postage prepaid) to the holder of this Note, promptly after each adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price and the kind of securities or property issuable upon the conversion of this Note, after giving effect to such adjustment.

     The Borrower will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common Stock for the sole purpose of issuance upon conversion of this Note, a sufficient number of shares of Common Stock to permit the conversion in full of this Note.

     All shares of Common Stock which shall be issued upon the conversion of this Note, will upon issuance, be fully paid and non assessable. The Borrower will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common
Stock, which shall be issued upon the conversion or this Note will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens, and charges with respect to the issue thereof.

          An "Event of Default" shall be deemed to have occurred under this Note upon the occurrence of any of the following events:

          (a) the Borrower fails to pay any amount due on the Note after any such payment otherwise becomes due and payable; and

          (b) the Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgement or decree is entered adjudicating the Borrower bankrupt or insolvent; or an order for relief with respect to the Borrower is entered under the United States Bankruptcy Code, or the Borrower petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Borrower or of any substantial part of the assets of the Borrower, or commences any proceedings relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Borrower and either (i) the Borrower by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application is filed, or any such proceeding is commenced, against the Borrower and either (i) the Borrower by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding not dismissed within 90 days.

     Upon the occurrence of any Event of Default specified in clause (a) above, and at any time thereafter during which such Event of Default is continuing, Lender may, by notice to the Borrower, declare any amounts payable on account of and the entire unpaid principal amount of the Note and all interest accrued and unpaid thereon to be immediately due and payable, whereupon the Note and all such accrued and unpaid interest shall become immediately due and payable without presentment, demand, or protest, or further notice of any kind, all of which are hereby waived by the Borrower. If any Event of Default specified in clause (b) above occurs, the Note, all interest and all other amounts owed under the Purchase Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressed waived by the Borrower.

     If the principal of or any accrued interest on this Note is not paid when due, as a result of acceleration or otherwise, the overdue amount shall bear interest until paid at the rate or ten percent (10%) per annum, compounded monthly until paid.

     If this Note is not paid when due or upon acceleration and is placed in the hand of an attorney for collection, whether or not suit is filed hereon, or if proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement, or other legal proceedings for the collection hereof, the Borrower agrees to pay the holder reasonable attorney's fees incurred by the holder hereof in connection with any such proceedings.

     If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of nay such breach default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF COLORADO.


                                             Worldnet Resource Group, Inc.


                                             By: /S/ Stephen Brown
                                             Stephen Brown, President

     For value received, Stephen Brown (the "Guarantor") guarantees absolutely and unconditionally to Lender, and to the successors and assigns of Lender, the prompt payment upon becoming due and owing of any and all amounts owed by Borrower under the Note. All such amounts are referred to herein as the "Obligations." In the event of a failure by Borrower in payment of any of the Obligations due to Lender. Any such action or inaction by Lender with regard with guarantee by the Guarantor shall not impair or diminish the obligations of Guarantor hereunder unless otherwise agreed by Lender in a writing signed by Lender. Lender shall not be liable for its failure to use diligence in the collection of unpaid Obligations. The rights of Lender hereunder shall be cumulative of any and all other rights that Lender or any of Lender's successors or affiliates may ever have against Guarantor and Borrower, or either of them, including, but not limited to, a right of sight-off. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law of in equity, shall not preclude concurrent or subsequent exercise of any other right or remedy.


     GUARANTOR:

     /S/ Stephen Brown
     Stephen Brown